MarketVision
                                                            Communications
                                                               Corporation






                                          ======================================

                                                            Financial Statements
                                          Years Ended December 31, 2003 and 2002

                                         MarketVision Communications Corporation


                                                                        Contents

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                  Independent auditors' report                                 3


                  Financial statements

                      Balance sheets                                           4

                      Statements of income                                     5

                      Statements of stockholders' equity                       6

                      Statements of cash flows                                 7

                      Notes to financial statements                            8

Independent Auditors' Report


The Stockholders and Board of Directors
MarketVision Communications Corporation

We have audited the accompanying balance sheets of MarketVision Communications Corporation (the "Company") as of December 31, 2003 and 2002 and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MarketVision Communications Corporation as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ BDO Seidman, LLP


January 23, 2004 (except for note 8
which is dated as of March 31, 2004)

                                         MarketVision Communications Corporation


                                                                  Balance Sheets

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December 31,                                                 2003           2002
--------------------------------------------------------------------------------
Assets

Current
     Cash and cash equivalents                        $   793,727   $   350,966
     Receivables from related parties                   1,248,141       741,190
     Prepaid expenses and other assets                      9,964         7,978
--------------------------------------------------------------------------------

Total current assets                                    2,051,832     1,100,134

Property and equipment, net                               105,030        97,631
--------------------------------------------------------------------------------

                                                      $ 2,156,862   $ 1,197,765
================================================================================

Liabilities and Stockholders' Equity

Current
     Accounts payable and accrued liabilities         $    69,688   $    68,389
     Current portion of long-term debt                      6,120         5,736
     Unearned refundable fees from related parties        947,604       685,023
--------------------------------------------------------------------------------

Total current liabilities                               1,023,412       759,148

Long-term debt, excluding current portion                  13,754        19,843
--------------------------------------------------------------------------------

Total liabilities                                       1,037,166       778,991

Commitments and contingencies

Stockholders' equity
     Common stock - no par value; 40,000,000 shares
         authorized and 888,889 shares outstanding             --            --
     Additional paid-in capital                           143,000       143,000
     Retained earnings                                  1,153,246       471,382
     Notes receivable from stockholder                   (176,550)     (195,608)
--------------------------------------------------------------------------------

Total stockholders' equity                              1,119,696       418,774
--------------------------------------------------------------------------------

                                                      $ 2,156,862   $ 1,197,765
================================================================================

See accompanying summary of accounting policies and notes to financial statements.

                                         MarketVision Communications Corporation


                                                            Statements of Income

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Years ended December 31,                               2003                2002
--------------------------------------------------------------------------------

Revenue                                         $ 1,839,282         $ 1,373,944

Costs and expenses
     Payroll and benefits                           892,551             647,776
     Professional fees                              156,451             161,009
     Administrative                                 110,932              97,942
--------------------------------------------------------------------------------

                                                  1,159,934             906,727
--------------------------------------------------------------------------------

Income from operations                              679,348             467,217

Other income (expense)
     Interest income                                  4,011               4,064
     Interest expense                                (1,495)             (1,765)
--------------------------------------------------------------------------------

Total other income, net                               2,516               2,299
--------------------------------------------------------------------------------

Net income                                      $   681,864         $   469,516
--------------------------------------------------------------------------------

See accompanying summary of accounting policies and notes to financial statements.

                                         MarketVision Communications Corporation


                                              Statements of Stockholders' Equity

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
                                                                                                            Note
                                         Common Stock             Additional                          Receivable              Total
                                  --------------------------         Paid-in          Retained              from      Stockholders'
                                      Shares         Amount          Capital          Earnings       Stockholder             Equity
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2001           400,000      $      --      $        --       $     1,866       $        --        $     1,866

Stock compensation                   488,889             --          143,000                --                --            143,000

Advances to stockholders                  --             --               --                --          (195,608)          (195,608)

Net income                                --             --               --           469,516                --            469,516
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2002           888,889             --          143,000           471,382          (195,608)           418,774

Repayments                                --             --               --                --            19,058             19,058

Net income                                --             --               --           681,864                --            681,864
------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2003           888,889      $      --      $   143,000       $ 1,153,246       $  (176,550)       $ 1,119,696
====================================================================================================================================

See accompanying summary of accounting policies and notes to financial statements.

                                         MarketVision Communications Corporation


                                                        Statements of Cash Flows

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
Years ended December 31,                                             2003           2002
----------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
     Net income                                               $   681,864    $   469,516
     Adjustments to reconcile net income to net cash
       provided by operating activities:
         Stock compensation                                            --        143,000
         Depreciation                                              31,063         23,771
         Change in assets and liabilities:
              Receivables from related parties                   (506,951)      (699,555)
              Prepaid expenses and other assets                    (1,986)        (4,826)
              Accounts payable and accrued liabilities              1,299         52,855
              Unearned refundable fees from related parties       262,581        453,580
----------------------------------------------------------------------------------------

Net cash provided by operating activities                         467,870        438,341

Net Cash from  Investing Activities:
     Purchase of property and equipment                           (38,462)       (23,876)
     (Advances to) repayment from stockholders                     19,058       (195,608)
----------------------------------------------------------------------------------------

Net cash used in investing activities                             (19,404)      (219,484)

Cash Flows from Financing Activities:
     Payments on note payable                                      (5,705)        (5,004)
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Net cash used in financing activities                              (5,705)        (5,004)
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Net Increase in Cash and Cash Equivalents                         442,761        213,853

Cash and Cash Equivalents, beginning of year                      350,966        137,113
----------------------------------------------------------------------------------------

Cash and Cash Equivalents, end of year                        $   793,727    $   350,966
========================================================================================

Noncash Operating Activities:
     Stock compensation                                       $        --    $   143,000
Supplemental Cash Flow Information:
     Interest paid                                            $     1,495    $     1,765
========================================================================================

See accompanying summary of accounting policies and notes to financial statements.

                                         MarketVision Communications Corporation


                                                   Notes to Financial Statements

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1.       Description of the         Organization - MarketVision Communications
         Business Corporation (the Company), a Minnesota S-Corporation, was formed on June 8, 2000 to provide information technology services to Natural Health Trends Corp. (NHTC) and its affiliates. A director of NHTC is also the Chief Executive Officer of one of the affiliates of NHTC and a 45% stockholder of the Company. As a result, NHTC and its affiliates are considered related parties of the Company. The Company paid this stockholder a consulting fee of $120,000 and $115,000 in 2003 and 2002, respectively, that is included in professional fees.

2.       Summary of Significant     Use of estimates - In preparing the
         Accounting Policies        financial statements in conformity with
                                    accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Actual results may vary from management's estimates.

                                    Cash and cash equivalents - The Company
                                    considers all highly liquid investments with maturities when purchased of three months or less to be components of cash.

                                    Concentration of credit risks - Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash equivalents, short-term investments and receivables.

                                    The Company maintains its cash in two bank accounts. Accounts in the United States are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. Some of the Company's cash balances exceed insured limits.

                                    Property and equipment - Property and
                                    equipment are recorded at cost and
                                    depreciated using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 7 years. Depreciation expense is included in administrative expenses. Property and equipment are reviewed for impairment whenever an event or change in circumstances indicates that the carrying amount of an asset or group of assets may not be recoverable.

                                         MarketVision Communications Corporation


                                                   Notes to Financial Statements

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                                    Income taxes - The Company elected to be
                                    taxed under the provisions of Subchapter S of the Internal Revenue Code, under which the Company's taxable income or loss is included in the Federal income tax returns of its stockholders. Therefore, no provision or liability for Federal income taxes has been included in the accompanying financial statements.

                                    Revenue recognition - The Company's revenue is primarily derived from annual access fees paid by NHTC and its affiliates for which the Company provides NHTC's distributors access to various internet technologies over a 12-month period. Access fees are determined based on the number of enabled distributors using an agreed upon rate, are billed in advance, and are refundable on a pro rata basis in the event of distributor termination prior to completion of the 12-month period. The Company recognizes revenue from these fees ratably over the 12-month service period. During 2003 and 2002, the Company provided extended payment terms for a portion of the outstanding receivable balance with NHTC. The Company believes collection of its receivables with NHTC is reasonably assured.

3.       Property and Equipment     Property and equipment consisted of the
                                    following at December 31, 2003 and 2002, respectively:


                                        Estimated
                                         Useful
                                          Lives
                                         (Years)             2003          2002
--------------------------------------------------------------------------------
Furniture and office equipment             3-5       $    123,699    $   85,237
Automobile                                  5              45,820        45,820
--------------------------------------------------------------------------------
                                                          169,519       131,057
Less accumulated depreciation                              64,489        33,426
--------------------------------------------------------------------------------

                                                     $    105,030    $   97,631
================================================================================

                                         MarketVision Communications Corporation


                                                   Notes to Financial Statements

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4.     Unearned Refundable Fees     Unearned refundable fees from related
       from Related Parties         parties represents annual access fees
                                    received from NHTC and its affiliates that are recognized as revenue over the 12-month period that the Company provides NHTC's distributors access to various internet technologies. These fees are refundable on a pro rata basis in the event of distributor termination prior to completion of the 12-month service period.

5.     Long-Term Debt               Long-term debt consists of the following at
                                    December 31:


                                                    2003               2002
--------------------------------------------------------------------------------
6.5% automobile note payable                   $       19,874     $       25,579
Less current portion                                    6,120              5,736
--------------------------------------------------------------------------------

Long-term portion                              $       13,754     $       19,843
================================================================================

Future maturities of long-term debt are as follows:

Fiscal year ending
--------------------------------------------------------------------------------

2004                                                              $       6,120
2005                                                                      6,530
2006                                                                      7,224
--------------------------------------------------------------------------------
                                                                  $      19,874
================================================================================

6.       Notes Receivable           Note receivable from stockholder bears
         from Stockholder           interest at 1.52% and was repaid as part of
                                    the merger agreement described in note 8.

7.       Stockholders' Equity       On January 1, 2002, the Company issued
                                    488,889 shares of its common stock to
                                    certain employees as compensation. The
                                    shares were valued at $0.2925 per share
                                    based on an assessment by management.

                                         MarketVision Communications Corporation


                                                   Notes to Financial Statements

================================================================================

8.       Subsequent Event           On March 31, 2004, NHTC entered into a
                                    merger agreement with the Company, pursuant to which NHTC acquired all of the outstanding capital stock of the Company in exchange for the issuance of 690,000 shares of NHTC restricted common stock, promissory notes in the aggregate principal amount of approximately $3,203,000, a cash payment of approximately $1,337,000, acquisition costs of approximately $150,000 less pre-acquisition net payables due
                                    MarketVision of $609,000 for a total
                                    purchase price of approximately $17,618,000.